EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11281, 333-17593, 333-29787, 333-39693, 333-52357, 333-79599, 333-87635, 333-89891, 333-51380, 333-57698, 333-67292, 333-101262) and Form S-3 (No. 333-36557) of PTEK Holdings, Inc. of our report dated March 27, 2003 relating to the financial statements, which appears in this Amendment No. 2 to Form 10-K.

/s/ PricewaterhouseCoopers LLP

January 26, 2004